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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long-Term Incentive Plan, Employee Stock Purchase Plan, Directors' Stock Option Plan and Non-U.S. Stock Purchase Plan of MIPS Technologies, Inc., of our report dated July 21, 1998 with respect to the financial statements of MIPS Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                   /s/ ERNST & YOUNG LLP

San Jose, California
October 12, 1998